1 POWER OF ATTORNEY The undersigned, Michelle Bushore, being an executive officer of REALTY INCOME CORPORATION, a Maryland corporation (the “Company”), hereby makes, constitutes and appoints Jonathan Pong, Bianca Martinez, Neale Redington, David Fredriks and Stephanie Graffious, and each or any one of them, the undersigned’s true and lawful attorneys-in-fact, with full power of substitution and resubstitution, for the undersigned and in the undersigned’s name, place and stead, to: (1) execute and deliver for and on behalf of the undersigned, Schedules 13D and 13G (including any amendments, corrections, supplements or other changes thereto) (collectively, the “Section 13 Filings”) in accordance with Section 13 of the Securities Exchange Act of 1934, as amended, and the rules thereunder (the “Exchange Act”), and, in the undersigned’s capacity as an executive officer of the Company Forms 3, 4 and 5 and other filings (including any amendments, corrections, supplements or other changes thereto) (collectively, the “Section 16 Filings”) pursuant to Section 16(a) of the Exchange Act, Forms 144 (including any amendments, corrections, supplements or other changes thereto) (collectively, “Form 144 Filings”) pursuant to the Securities Act of 1933, as amended, and the rules thereunder (the “Securities Act”) and Forms ID, if necessary, to obtain EDGAR codes and related documentation for use in filing the Section 13 Filings or Section 16 Filings; (2) do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any Section 13 Filings, Section 16 Filings, Form 144 Filings (including any amendments, corrections, supplements or other changes thereto) or, if necessary, Forms ID, and timely file any Section 13 Filings, Section 16 Filings and Form 144 Filings (including any amendments, corrections, supplements or other changes thereto) with the Securities and Exchange Commission and any stock exchange, self-regulatory association or any other authority or person as may be required by law; (3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorneys-in-fact, may be of benefit to, in the best interest of, or legally required of, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorneys-in-fact may approve in his/her discretion; and (4) seek or obtain, as the undersigned’s attorneys-in-fact and on the undersigned’s behalf, information regarding transactions in the Company’s securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to such attorneys-in-fact and approves and ratifies any such release of information. The undersigned hereby ratifies such acts as were previously taken consistent with this Power of Attorney and grants to the foregoing attorneys-in-fact full power and authority to do and perform each and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such attorneys-in-fact might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorneys-in-fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company or any of its respective subsidiaries assuming, (i) any of the undersigned’s responsibilities to comply with the requirements of the Exchange Act, Securities Act or any liability for the undersigned’s failure to comply with such requirements or (ii) any obligation or liability that the undersigned incurs for profit disgorgement under Section 16(b) of the Exchange Act.

2 This Power of Attorney shall continue in full force and effect with respect to the undersigned until revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact or by such attorneys-in fact in a signed writing delivered to the undersigned. This Power of Attorney does not revoke any other power of attorney that the undersigned has previously granted. This Power of Attorney does not relieve the undersigned from responsibility for compliance with such undersigned’s obligations under the Exchange Act, including, without limitation, the reporting requirements under Section 16 of the Exchange Act, or the Securities Act. Additionally, although pursuant to this Power of Attorney the Company will use commercially reasonable best efforts to timely and accurately file Section 13 Filings, Section 16 Filings and Form 144 Filings on behalf of the undersigned, the Company does not represent or warrant that it will be able to in all cases timely and accurately file Section 13 Filings, Section 16 Filings and Form 144 Filings on behalf of the undersigned due to various factors and the undersigned’s and the Company’s need to rely on others for information, including the undersigned and brokers of the undersigned. [Signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney this 14th day of August, 2025. By: /s/ Michelle Bushore___________________ Name: Michelle Bushore Title: Executive Vice President, Chief Legal Officer, General Counsel and Secretary